Exhibit 10.24

TRANSITION SERVICES AND SEPARATION AGREEMENT AND MUTUAL
GENERAL RELEASE

This Transition Services and Separation Agreement and Mutual General Release (“Agreement”) is being entered into by Groupon, Inc. (“Employer” or “Company”) and Rob Solomon (“Employee”) (together, the “Parties”).

1.             TRANSITIONAL EMPLOYMENT; SEPARATION DATE; RESIGNATION FROM MANAGEMENT, BOARDS OF DIRECTORS; VESTED OPTIONS

1.1           Employee and Employer are parties to an Employment Agreement, dated March 15, 2010, as amended by an Amendment of Employment Agreement, dated December 17, 2010 (together, the “Amended Employment Agreement”). The Parties agree that Employee is entitled to benefits under Section 6(b) of the Amended Employment Agreement as of March 22, 2011. The Company has requested that Employee enter into a transition services arrangement with the Company until the Separation Date (defined below), and Employee has agreed to accept such arrangement on the terms set forth in this Agreement.

1.2           Employee’s last day of employment with Employer will be July 25, 2011 (the “Separation Date”). During the time-period between the present time and the Separation Date (the “Transition Period”), Employee shall no longer be the President of Company. Employee shall have no title. During the Transition Period, Employee agrees to perform transitional duties, as reasonably assigned by the Chief Executive Officer and reasonably agreed to by Employee. Employee will also continue to receive his present Base Salary during the Transition Period, unless he is terminated for “Cause,” in which case payment of his Base Salary shall terminate as of the date of termination. Employee shall also continue to be eligible for all employee benefits and reimbursement of expenses until the Separation Date unless he is terminated for Cause or resigns.

1.3           For the purposes of this Agreement, a termination for “Cause” during the Transition Period occurs if Employee’s employment is terminated by the Company for any of the following reasons: (1) theft, dishonesty, or falsification of any employment or Company records by Employee; (ii) the determination by the Directors or the holders of a majority of the Company’s Shares that Employee has committed an act or acts constituting a felony or any act involving moral turpitude; (iii) the determination by the Directors or the holders of a majority of the Company’s Shares that Employee has engaged in willful misconduct or gross negligence that has had a material adverse effect on the Company’s reputation or business; or (iv) the material breach by Employee of any provision of this Agreement after written notice of such breach and a period of no less than thirty (30) days from receipt of such notice to cure such breach. Should Employee be terminated for Cause during the Transition Period, Company will not be required to and shall not provide Employee with the Severance Package set forth in Section 2 of this Agreement.

1.4           Section 5 of the Amended Employment Agreement sets forth the Company’s grant to Employee of one or more options to purchase an aggregate of 685,000 Common Non-Voting Shares of Stock of the Company (the “Options”), which vest over time pursuant to the schedule set forth in the Amended Employment Agreement. The Parties acknowledge and agree that, as a result of the three-for-one stock split effective August 10, 2010 and the two-for-one stock split effective January 24, 2011, each share of Non-Voting Common Stock of the Company subject to the Options represents, as of the date of this Agreement, six (6) shares of Non-Voting Common Stock, and each such post-split share shall have an exercise price equal to one-sixth (1/6) of the exercise price per share to which the Options were originally subject. The Company acknowledges and agrees that, as of March 22, 2011, 1,927,500 shares subject to the Options (determined on a post-split basis) are vested (the “Vested Options”). The Company agrees that Employee shall have ninety (90) days following the Separation Date to exercise the Vested Options and any other options that become vested pursuant to the terms of this Agreement. Other than the options contained in this section, and those outlined in section 2.1.2 below, Employee shall not be entitled to any other options or equity in the Company.

1.5           Employee hereby resigns from the Board of Directors of the Company and the boards of directors of each subsidiary and each affiliate of the Company on which Employee serves, effective as of the Effective Date (as defined in Section 6.2 of this Agreement).

2.                                      VALUABLE CONSIDERATION

2.1           Severance Package. Employer agrees to provide Employee with the following payments and benefits (“Severance Package”). Employee acknowledges and agrees that the Severance Package constitutes adequate legal consideration for the promises and representations made by him in the Agreement. Receipt of the Severance Package is contingent upon Employee complying with the following conditions (“Severance Conditions”): (i) Employee must sign the Supplement to Severance Agreement and Mutual General Release (“Supplemental Release”) on or within 21 days following his Separation Date; (ii) Employee must not revoke the Supplemental Release; and (iii) the Supplemental Release must become effective and enforceable on the eighth day after Employee signs the Supplemental Release (“Effective Date of the Supplemental Release”); (iv) Employee must continue to abide by the surviving provisions of the Proprietary Rights Agreements, described in Section 4.1; (v) Employee must continue to abide by the covenants not to compete or solicit described in Section 4.2; and (vi) Employee must make himself reasonably available to assist in the orderly transition of Employee’s duties to other employees of Employer via telephone or in-person during the period commencing on the Separation Date and continuing during the period the Severance Payment is made.

2.1.1        Severance Payment. Employer agrees to pay Employee a total of $175,000 (equivalent to six months of Employee’s current Base Salary), in 12 equal bi-monthly installments, less all appropriate federal and state income and employment taxes (“Severance Payment”). Employer will pay the Severance Payment in accordance with Employer’s regular payroll schedule, with the first installment to be paid on the first payday following the thirtieth (30th) day following the Separation Date and each subsequent installment to be paid on each subsequent payday thereafter until the Severance Payment is paid in full.

2.1.2        Options. Company agrees that an additional 416,556 shares subject to the Options (determined on a post-split basis) shall be vested as of the Separation Date. All remaining unvested Options will be forfeited as of the Separation Transition Date.

2.1.3        COBRA Continuation Payments. Employer will continue to provide Employee with group health insurance benefits through July 31, 2011. Provided Employee is eligible and elects coverage under the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”), Employer will pay the COBRA premiums for Employee and Employee’s dependents through January 31, 2012.

2.2           Reaffirmation. Employee and the Company agree to execute the attached Supplemental Release on or within twenty-one days after the Separation Date in order to extend and reaffirm the promises and covenants made by them in this Agreement, including but not limited to the mutual general release of all claims. If Employee fails to execute the Supplemental Release on or within twenty-one days after the Separation Date, or effectively revokes the acceptance of the Supplemental Release, he shall not receive the Severance Package set forth in this Section 2 and its subparts.

2.3           Employee acknowledges that the additional vesting of shares subject to the Options described above in subsection 2.1.2 is over and above anything owed to him by law, contract or under the policies of Employer, and that it is being provided to him expressly in exchange for his entering into this Agreement.

3.                                      GENERAL RELEASES AND WAIVERS

3.1           In consideration of Employer’s promises made within this Agreement, Employee unconditionally, irrevocably and absolutely waives, releases and discharges Employer, and any parent and subsidiary corporations, divisions and affiliated corporations, partnerships or other affiliated entities of Employer, past and present, including but not limited to The Point, LLC, as well as the past and present employees, officers, directors, successors and assigns of Employer (collectively, “Released Parties”), from all claims related in any way to the transactions or occurrences between them to date, to the fullest extent permitted by law, including, but not limited to, Employee’s employment with Employer, the termination of Employee’s employment with Employer, and all other losses, liabilities, claims, charges, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way connected with Employee’s employment with Employer. This release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims, including, but not limited to claims involving intellectual property or innovations that Employee may have worked on or come up with during the period in which he was being compensated by any of the Released Parties, alleged violations of the Illinois Human Rights Act, the Illinois Minimum Wage Law, the Illinois Wage Payment and Collection Act, the Illinois One Day Rest in Seven Act, the Illinois Victims’ Economic Security and Safety Act, the Illinois Personnel Record Review Act, the Illinois Worker Adjustment and Retraining Notification Act, the Illinois Right to Privacy in the Workplace Act, the Illinois Workers’ Compensation Act and any other statute set forth in Chapter 820 or any other chapter of the Illinois Compiled Statutes that pertains or relates to, or otherwise touches upon, the employment relationship between Employer and Employee, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, and all claims for attorneys’ fees, costs and expenses. Employee expressly waives Employee’s right to recovery of any type, including damages, in any administrative or court action, whether state or federal, and whether brought by Employee or on Employee’s behalf, related in any way to the matters released herein. However, this general release is not intended to bar any claims that, by statute, may not be waived, such as claims for any challenge to the validity of Employee’s release of claims under the Age Discrimination in Employment Act, as set forth in this Agreement. Nothing in this Section 3.1 shall release any of the Released Parties’ obligations, covenants, and agreements under this Agreement. Further, the Company agrees to provide Employee with full indemnification rights after the Separation Date for all acts or omissions that occurred during his employment.

3.2           Employee acknowledges that Employee may discover facts or law different from, or in addition to, the facts or law that Employee knows or believes to be true with respect to the claims released in this Agreement and agrees, nonetheless, that this Agreement and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.

3.3           Employee declares and represents that Employee intends this Agreement to be complete and not subject to any claim of mistake, and that the release herein expresses a full and complete release and Employee intends the release herein to be final and complete.

3.4           Employee represents that, as of the date of this Agreement, he has not filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against Employer or any of the other Released Parties in any court or with any governmental agency.

3.5           Employee acknowledges and agrees that the general release and waiver clause in this Agreement is an essential and material term of the Agreement, and that without such clause, no agreement would have been reached by the Parties.

3.6           In consideration of the Employee’s promises made within this Agreement, the Released Parties unconditionally, irrevocably and absolutely waive, release and discharge Employee from all claims related in any way to the transactions or occurrences between them to date, to the fullest extent permitted by law, including, but not limited to, Employee’s employment with Employer, the termination of Employee’s employment with Employer, and all other losses, liabilities, claims, charges, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way connected with Employee’s employment with Employer. This release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims. Employee expressly waives Employee’s right to recovery of any type, including damages, in any administrative or court action, whether state or federal, and whether brought by Employee or on Employee’s behalf, related in any way to the matters released herein.

4.                                      ACKNOWLEDGEMENTS BY EMPLOYEE

4.1           Employee acknowledges that he has read and signed, and will continue to abide by, Employer’s Employee Innovations and Proprietary Rights Assignment Agreement executed by Employee and the Confidentiality Agreement executed by Employee (the “Proprietary Rights Agreements”), which are incorporated herein by reference as if set forth herein in its entirety. Nothing in this Agreement is intended to modify, supersede or replace any provision, right or obligation of the Proprietary Rights Agreements; provided, however, that the Parties agree that Employee’s post-termination non-compete period shall be twenty four (24) months.

4.2           Employee acknowledges that he is subject to, and will continue to abide by, all surviving provisions of the Amended Employment Agreement, including, without limitation, the covenants not to compete or solicit set forth in Section 9 of the Amended Employment Agreement (the “Covenants”), all of which are incorporated herein by reference as if set forth herein in their entirety. Nothing in this Agreement is intended to modify, supersede or replace any provision, right or obligation of Employee under the Covenants; provided, however, that the Parties agree that Employee’s post-termination non-compete period shall be twenty four (24) months.

4.3           Employee acknowledges that he has been paid all wages, commissions, incentive payments, and bonuses owed to him by Employer, to date.

5.                                      NON-DISPARAGEMENT

5.1           Employee agrees that he will not make any oral or written statements to any third party about any of the Released Parties that are intended or reasonably likely to disparage any of the Released Parties, and the Released Parties confirm and agree that they will not make any oral or written statements to any third party about Employee that are intended or reasonably likely to disparage Employee; provided, however, that each Party may respond accurately and fully to any question, inquiry, or request for information when required by legal process. The Parties acknowledge and agree that the non-disparagement clause in this Agreement is an essential and material term of the Agreement, and that without such clause, no agreement would have been reached by the Parties.

6.             OLDER WORKERS’ BENEFIT PROTECTION ACT. This Agreement is intended to satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. sec. 626(f). Employee is advised to consult with an attorney before executing this Agreement.

6.1           Acknowledgements/Time to Consider. Employee acknowledges and agrees that (a) Employee has read and understands the terms of this Agreement; (b) Employee has been advised in writing to consult with an attorney before executing this Agreement; (c) Employee has obtained and considered such legal counsel as Employee deems necessary; (d) Employee has been given twenty-one (21) days to consider whether or not to enter into this Agreement (although Employee may elect not to use the full 21-day period at Employee’s option); and (e) by signing this Agreement, Employee acknowledges that Employee does so freely, knowingly, and voluntarily.

6.2           Revocation/Effective Date. This Agreement shall not become effective or enforceable until the eighth day after Employee signs this Agreement. In other words, Employee may revoke Employee’s acceptance of this Agreement within seven (7) days after the date Employee signs it. Employee’s revocation must be in writing and received by Andrew Mason, Chief Executive Officer, 600 W Chicago Ave., Suite 620, Chicago, IL 60654 by 5:00 p.m. Central Time on the seventh day in order to be effective. If Employee does not revoke acceptance within the seven (7) day period, Employee’s acceptance of this Agreement shall become binding and enforceable on the eighth day (“Effective Date”). The Severance Package shall become due and payable in accordance with Section 2 above, after the Effective Date of the Supplemental Release described in Section 2 above, provided Employee signs the Supplemental Release to this Agreement and does not revoke such Supplemental Release.

6.3           Preserved Rights of Employee. This Agreement does not waive or release any rights or claims that Employee may have under the Age Discrimination in Employment Act that arise after the execution of this Agreement. In addition, this Agreement does not prohibit Employee from challenging the validity of this Agreement’s waiver and release of claims under the Age Discrimination in Employment Act.

7.                                      CONFIDENTIALITY/RETURN OF COMPANY PROPERTY

7.1           Employee represents and warrants that as of the Separation Date, he will have returned all property belonging to Employer unless otherwise agreed to. Such property includes, but is not limited to, keys, passwords, access cards, credit or phone cards, any computer hardware or software, any products relating to Employer or its competition, any design work, product engineering, test results, customer information, pricing and cost information, financial data or information, any vendor samples or information, management materials, including all correspondence, manuals, letters, notes, notebooks, data report programs, plan proposals, and other confidential, proprietary and/or trade secret information, regardless of whether the information is in written, printed, electronic, or other form and regardless of whether it was written or compiled by Employee or other persons, as well as any and all other property that comprises property owned by Employer. Employee agrees that he will not retain any originals or copies of any Employer property, whether prepared or created by Employee or otherwise coming into Employee’s possession or control in the course of his employment with Employer without Employer’s consent. Employee agrees to keep the terms of the Agreement confidential between him and Employer, except for his immediate family and attorney, tax advisors, or accountants, as needed, but in no event should he discuss the Agreement or its terms with any prospective employee of Employer.

8.                                      MISCELLANEOUS

8.1           The Parties agree that this Agreement, including the surviving provisions of the Proprietary Rights Agreements and the Amended Employment Agreement (including but not limited to sections 8, 9 (subject to the provisions set forth herein), 10 and 11 of the Amended Employment Agreement) expressly incorporated herein by reference and the agreement evidencing the Options described in Section 5 of the Amended Employment Agreement, set forth the entire agreement between them and supersedes all other written or oral understandings or contracts. This Agreement may not be modified or amended except by a written instrument executed by both of the Parties.

8.2           The Parties agree to do all things necessary and to execute all further documents necessary and appropriate to carry out and effectuate the terms and purposes of this Agreement.

8.3           Each of the Parties to this Agreement represents and warrants that: (a) no other person or entity has or has had any interest in the claims released under this Agreement and (b)

he, she or it has not assigned, transferred, conveyed, subjected to a security interest, or otherwise encumbered or impaired in any way any of the claims released under this Agreement.

8.4           In the event any provision of this Agreement is adjudicated to be unenforceable in whole or in part, the Parties intend for such provision to be modified to the extent necessary to render it enforceable, or alternatively, excised from the Agreement without effecting the validity of the remaining provisions of the Agreement.

8.5           By entering into this Agreement, the Released Parties make no admission that they have engaged, or are now engaging, in any unlawful conduct. This Agreement is not an admission of wrongdoing or liability by either Employer or Employee and shall not be used or construed as such in any legal or administrative proceeding.

8.6           This Agreement may be pled as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other proceeding that may be prosecuted, instituted or attempted by Employee in breach hereof.

8.7           This Agreement shall be subject to and construed in accordance with the laws of the State of Illinois. Venue shall be in Cook County for any disputes arising out of the interpretation or enforcement of this Agreement.

8.8           This Agreement is binding on and inures to the benefit of Employer, its successors and assigns, and is binding on and inures to the benefit of Employee, his heirs and assigns.

8.9           This Agreement may be executed in counterparts. Signatures transmitted electronically are as effective as original signatures.

8.10         Each person signing this Agreement hereby expressly represents and warrants that he or she is expressly authorized in law and in fact to do so individually and/or on behalf of any entity listed herein as a signatory of this Agreement.

HAVING READ AND UNDERSTOOD THIS AGREEMENT, CONSULTED COUNSEL OR VOLUNTARILY ELECTED NOT TO CONSULT COUNSEL, AND HAVING HAD SUFFICIENT TIME TO CONSIDER WHETHER TO ENTER INTO THIS AGREEMENT, THE UNDERSIGNED HEREBY EXECUTE THIS AGREEMENT ON THE DATES SET FORTH BELOW.

ROB SOLOMON		GROUPON, INC.

/s/ Rob Solomon		By:	/s/ Andrew Mason
Andrew Mason, CEO

Date:	4/5/11
		Date:	4/5/11

SUPPLEMENT TO SEPARATION AGREEMENT AND MUTUAL GENERAL
RELEASE

This Supplement to Separation Agreement and Mutual General Release (“Supplemental Release”) is made by and between Groupon, Inc. (“Employer”) and Rob Solomon (“Employee”), and amends the Transition Services and Separation Agreement and Mutual General Release (“Agreement”) by extending the promises and agreements of each and every section and subsection, except Section 6 and its subparts, of the Agreement through the Separation Date.

1.             Older Workers’ Benefit Protection Act. This Supplemental Release is intended to satisfy the Older Workers’ Benefit Protection Act, 29 U.S.C. Section 626(f). Employee is advised to consult with an attorney before executing this Supplemental Release.

a.             Acknowledgement/Time to Consider. Employee acknowledges and agrees that (a) he has read and understands the terms of this Supplemental Release; (b) he has been advised to consult with an attorney; (c) that he has obtained and considered such legal counsel as he deems necessary; (d) that he has been given twenty-one (21) days to consider whether or not to sign this Supplemental Release (although Employee may elect not to use the full 21-day period at his option); and (e) that by signing this Supplemental Release, Employee acknowledges that he does so freely, knowingly, and voluntarily.

b.             Revocation/Effective Date. This Supplemental Release shall not become effective or enforceable until the eighth day after Employee signs this Supplemental Release. In other words, Employee may revoke his acceptance of this Supplemental Release within 7 days after he signs it. Employee’s revocation must be in writing and received by Andrew Mason, Chief Executive Officer, 600 W Chicago Ave., Suite 620, Chicago, IL 60654 by 5:00 p.m. Central Time, on or before the seventh day after it is signed to be effective. If Employee does not revoke his acceptance on or before that date, his acceptance of this Supplemental Release shall become binding and enforceable on the eighth (“Effective Date of the Supplemental Release”).

c.             Preserved Rights of Employee. This Supplemental Release does not waive or release any rights or claims that Employee may have under the Age Discrimination in Employment Act that arise after the execution of this Supplemental Release. In addition, this Supplemental Release does not prohibit Employee from seeking relief in the event of a breach of the Agreement, or from challenging the validity of waiver and release of claims under the Age Discrimination in Employment Act.

The parties to this Supplemental Release have read the foregoing Supplemental Release and fully understand each and every provision contained herein. Wherefore, the parties have FREELY AND VOLUNTARILY executed this SUPPLEMENTAL RELEASE on the dates shown below.

Dated:	4/5/11	By:	/s/ Rob Solomon
Rob Solomon

Dated:	4/5/11	By:	/s/ Eric Lefkofsky
Eric Lefkofsky